EXHIBIT 10.2
AMENDMENT NO. 10 TO
RECEIVABLES FINANCING AGREEMENT

This AMENDMENT NO. 10 TO RECEIVABLES FINANCING AGREEMENT, dated as of December 8, 2023 (this “Amendment”), among PG&E AR Facility, LLC, a Delaware limited liability company (the “Borrower”), Pacific Gas and Electric Company, a California corporation (“PG&E”), as initial Servicer (in such capacity, the “Servicer”) and as retention holder (in such capacity, the “Retention Holder”), JPMorgan Chase Bank, N.A. (“JPM”), as a Committed Lender and as a Group Agent, Jupiter Securitization Company LLC (“Jupiter”), as a Conduit Lender, Mizuho Bank, Ltd. (“Mizuho”), as a Committed Lender and as a Group Agent, BNP Paribas (“BNP”), as a Committed Lender and as a Group Agent, Starbird Funding Corporation (“Starbird”), as a Conduit Lender, Victory Receivables Corporation (“Victory”), as a Conduit Lender, and MUFG Bank, Ltd. (“MUFG”), as a Committed Lender, as a Group Agent and as Administrative Agent.
W I T N E S S E T H:
WHEREAS, the parties hereto have heretofore entered into that certain Receivables Financing Agreement, dated as of October 5, 2020 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”); and
WHEREAS, the parties hereto seek to modify the Agreement upon the terms hereof.
NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), each of the parties hereto agree as follows:
A G R E E M E N T:
1.    Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) Section 1.01 of the Agreement.
2.    Amendments to the Agreement. Effective as of the date hereof, the Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.
3.    Conditions to Effectiveness. This Amendment shall be effective as of the date hereof, upon satisfaction of the following conditions:
(a)    receipt by the Administrative Agent of executed counterparts of this Amendment duly executed by each of the parties hereto; and
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(b)    the Administrative Agent shall have received evidence that the Upfront Fee (as defined below) has been received by each Group Agent.
4.    Certain Representations and Warranties. Each of the Servicer, the Retention Holder and the Borrower represents and warrants to each Credit Party as of the date hereof, as follows:
(a)    Representations and Warranties. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, all of its respective representations and warranties contained in the Agreement (other than the representations and warranties set forth in Sections 6.01(f)(ii) and (l) of the Agreement and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p) of the Agreement) and each other Transaction Document to which it is a party that (x) do not contain a materiality qualification are true and correct in all material respects on and as of the date hereof, and (y) contains a materiality qualification are true and correct on and as of the date hereof (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct, as the case maybe, as of such earlier date).
(b)    Power and Authority; Due Authorization. That it has all necessary corporate power, limited liability company power, and authority (as applicable) to (i) execute and deliver this Amendment and the transactions contemplated hereby and (ii) perform its obligations under this Amendment, the Agreement (as amended hereby) and each of the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment, the Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable.
(c)    Binding Obligations. This Amendment, the Agreement (as amended hereby) and each of the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of the Borrower, the Servicer and the Retention Holder, as applicable, enforceable against the Borrower, the Servicer or the Retention Holder, as applicable, in accordance with their respective terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the Transaction Documents.
(d)    No Event of Default or Termination Events. No Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, and no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event would result from this Amendment or the transactions contemplated hereby.
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5.    Reference to and Effect on the Agreement and the Other Transaction Documents.
(a)    From and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import, and each reference in each of the other Transaction Documents to the “Receivables Financing Agreement”, “thereunder”, “thereof” or words of like import, in each case referring to the Agreement, shall mean and be, a reference to the Agreement, as amended hereby.
(b)    The Agreement (except as specifically amended herein) and the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its respective terms.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Administrative Agent or any other Credit Party under, nor constitute a waiver of or amendment to, any other provision or condition under, the Agreement or any other Transaction Document.
6.    Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the other Credit Parties in connection with the preparation, negotiation, execution and delivery of this Amendment and the transactions contemplated hereby.
7.    GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).
8.    Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
9.    Integration. This Amendment, the Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
10.    Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any
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such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
12.    Mutual Negotiations. This Amendment is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Amendment or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Amendment, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
13.    Headings. The captions and headings of this Amendment are included herein for convenience of reference only and shall not affect the interpretation of this Amendment.
14.    Upfront Fee. As consideration for the Lenders entering into this Amendment, the Borrower and Servicer, jointly and severally agree to pay, on or prior to the date hereof, a fully earned and nonrefundable Upfront Fee to each Group Agent for the benefit of the Lenders in its Group, an amount equal to the product of (a) 0.05% times (b) the aggregate Commitments of the Committed Lenders in such Group as of the date hereof. Such fee shall be sent by wire transfers on the date hereof in lawful money of the United States of America in immediately available funds to such account as directed in writing to the Borrower or Servicer by the applicable Group Agent or Administrative Agent, as applicable. The payment of all or any portion of the Upfront Fee shall not reduce or modify any other fees, costs or expenses owed to any of the parties hereto or to any other Person pursuant to the Agreement or any other Transaction Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PG&E AR FACILITY, LLC By: /s/ Monica Klemann Name: Monica Klemann Title: Assistant Treasurer

PACIFIC GAS AND ELECTRIC COMPANY, as the Servicer and as Retention Holder By: /s/ Margaret K. Becker Name: Margaret K. Becker Title: Vice President and Treasurer

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MUFG BANK, LTD., as Administrative Agent By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

MUFG BANK, LTD., as Group Agent for the MUFG Group By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

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MUFG BANK, LTD., as a Committed Lender By: /s/ Eric Williams Name: Eric Williams Title: Managing Director
VICTORY RECEIVABLES CORPORATION, as a Conduit Lender By: /s/ Kevin J. Corrigan Name: Kevin J. Corrigan Title: Vice President

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MIZUHO BANK, LTD., as Group Agent for the Mizuho Group By: /s/ David Krafchik Name: David Krafchik Title: Director

MIZUHO BANK, LTD., as a Committed Lender By: /s/ David Krafchik Name: David Krafchik Title: Director

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BNP PARIBAS, as Group Agent for the BNP Group By: /s/ Chris Fukuoka Name: Chris Fukuoka Title: Director By: /s/ Advait Joshi Name: Advait Joshi Title: Director

BNP PARIBAS, as a Committed Lender By: /s/ Chris Fukuoka Name: Chris Fukuoka Title: Director By: /s/ Advait Joshi Name: Advait Joshi Title: Director

STARBIRD FUNDING CORPORATION, as a Conduit Lender By: /s/ David V. DeAngelis Name: David V. DeAngelis Title: Vice President

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JPMORGAN CHASE BANK, N.A., as Group Agent for the JPM Group By: /s/ John M Kuhns Name: John M Kuhns Title: Executive Director

JPMORGAN CHASE BANK, N.A., as a Committed Lender By: /s/ John M Kuhns Name: John M Kuhns Title: Executive Director

JUPITER SECURITIZATION COMPANY LLC, as a Conduit Lender By: /s/ John M Kuhns Name: John M Kuhns Title: Executive Director

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Exhibit A
(attached)

~~CONFORMED COPY~~EXECUTION VERSION

~~CONFORMED To~~Exhibit A to Amendment ~~9~~10 to Receivables Financing Agreement,
dated as of ~~June 9~~December 8, 2023

RECEIVABLES FINANCING AGREEMENT

Dated as of October 5, 2020 by and among
PG&E AR FACILITY, LLC,
as Borrower,
THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders and as Group Agents,
MUFG BANK, LTD.,
as Administrative Agent, and
PACIFIC GAS AND ELECTRIC COMPANY,
as initial Servicer and as Retention Holder

possession by a receiver, liquidator, examiner, administrator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.
“Event of Default” has the meaning specified in Section 9.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 13.01.
“Excess (1-30) DPI Concentration Amount” means, at any time, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for one or more days but less than 31 days from the original invoice date for such Receivable at such time, exceeds (b) the product of (x) 80.0%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess (31-60) DPI Concentration Amount” means, at any time, the amount by which
(a) the aggregate Unpaid Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 30 days but less than 61 days from the original invoice date for such Receivable at such time, exceeds (b) the product of (x) 25.0%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess (61-90) DPI Concentration Amount” means, at any time, the amount by which
(a) the aggregate Unpaid Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 60 days but less than 91 days from the original invoice date for such Receivable at such time, exceeds (b) the product of (x) 15.0%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess Budget Bill Concentration Amount” means, at any time, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables that constitute Budget Bill Receivables at such time, exceeds (b) the product of (x) 5.00%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess CARE Program Concentration Amount” means, at any time other than during the CARE Program Exclusion Period, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables that constitute CARE Program Receivables at such time, exceeds (b) the product of (x) 10.00%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.

“Excess Deposit Balance Concentration Amount” means, at any time, so long as a Ratings Event has not occurred and is continuing, the amount by which (a) the Deposit Balance at such time, exceeds (b) the product of (x) 20.00%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.

“Lenders” means the Conduit Lenders and the Committed Lenders.
“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which a Liquidity Provider agrees to make loans or advances to, or purchase assets from, a Conduit Lender (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Lender’s Notes or other senior indebtedness.
“Liquidity Provider” means any lender, credit enhancer or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender, credit enhancer or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Lender.
“Loan” means any loan made by a Lender pursuant to Section 2.02.
“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Group Agents pursuant to Section 2.02(a).
“Local Government Obligor” shall mean any state or local government, including counties, cities and towns, any political subdivision of any of the foregoing, or any agency, department or instrumentality of any the foregoing.
“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed a Collection Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).
“Loss Horizon Ratio” means, as of any Cut-Off Date, a fraction (expressed as a percentage), (a) the numerator of which is the sum of (i) the Gross Sales during the immediately preceding ~~four~~two (~~4~~2) Settlement Periods then most recently ended, plus (ii) 20.0% of the Gross Sales during the third most recently ended Settlement Period and (b) the denominator of which is the Net Receivable Pool Balance as of such Cut-Off Date.
“Loss Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) (a) the numerator of which is the sum of (i) the product of (A) the aggregate Unpaid Balance of all Pool Receivables and Excluded Receivables (other than (x) CARE Program Receivables during the CARE Program Exclusion Period, (y) UDC Consolidated Billing Receivables and (z) Payment Plan Receivables and Revenue Assurance Receivables) as to which any payment, or part thereof, remains unpaid for more than 120 but less than 151 days from the original invoice date for such Pool Receivable, times (B) one minus the Excluded Receivables Percentage, plus

(without duplication) (ii) any Losses (net of recoveries) incurred in the most recently ended Settlement

Excess CARE Program Concentration Amount at such time, plus (f) the Excess FERA Program Concentration Amount at such time, plus (g) the Excess Unbilled Receivables Concentration Amount at such time, plus (h) the Excess Budget Bill Concentration Amount at such time, plus
(i) the Excess Deposit Balance Concentration Amount at such time, plus (j) during each month of each California Climate Credit Period, the related California Climate Credit Accrual, plus (k) the aggregate amount of all Customer Refunds at such time, plus (l) the Customer Payables Proxy at such time, plus (m) during each month of each Other Credit Period, the aggregate related Other Credit Accrual, plus (n) the Excess Extended Unbilled Receivables Concentration Amount at such time., plus (o) the Excess (1-30) DPI Concentration Amount at such time, plus
(p) the Excess (31-60) DPI Concentration Amount at such time, plus (q) the Excess (61-90) DPI Concentration Amount at such time
“Ninth Amendment Date” means June 9, 2023.
“Non-Federal Government Receivable” means any Receivable the Obligor of which is a Governmental Authority other than a Federal Government Obligor.
“Non-Recourse Debt” means Debt of PG&E or any of its Significant Subsidiaries that is incurred in connection with the acquisition, construction, sale, transfer or other Disposition of specific assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited (a) to such assets, or (b) if such assets are (or are to be) held by a Subsidiary formed solely for such purpose, to such Subsidiary or the Capital Stock of such Subsidiary.
“Non-Securitization Collections” means Miscellaneous Collections and Excluded Collections.
“Non-Securitization Receivables” means Miscellaneous Items and Excluded Receivables. “Notes” means short-term promissory notes issued, or to be issued, by any Conduit
Lender to fund its investments in accounts receivable or other financial assets.
“Nuclear Decommission Charges” means any fees or charges owing by an Obligor that are related to the accumulation of funds necessary to restore sites where PG&E's nuclear power plants are or were located after those plants were removed from service.
“Obligor” means a Person obligated to make payments under a Contract with respect to a Receivable, including any guarantor thereof.
Exhibit A

“OFAC” has the meaning set forth in the definition of Sanctioned Person.
“Organizational Documents” means with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws or operating agreement (or the equivalent governing documents of such Person.